Ex99.d(8)

AMENDED AND RESTATED

EXHIBIT A

DATED AS OF NOVEMBER 27, 2007

TO

EXPENSE LIMITATION AGREEMENT

DATED AS OF JUNE 15, 2005

Schedule A to the Expense Limitation Agreement between CRM Mutual Fund Trust and Cramer Rosenthal McGlynn, LLC dated as of June 15, 2005 is hereby amended and restated as of the date set forth above as follows:

Fund	Class	Expense Cap	Termination Date
CRM Small Cap Value Fund	Institutional	1.25%	November 1, 2010
	Investor	1.50%	November 1, 2010
CRM Mid Cap Value Fund	Institutional	1.25%	November 1, 2010
	Investor	1.50%	November 1, 2010
CRM Small/Mid Cap Value Fund	Institutional	1.25%	November 1, 2008
	Investor	1.50%	November 1, 2008
CRM Large Cap Opportunity	Institutional	1.25%	November 1, 2010
	Investor	1.50%	November 1, 2010
	Advisor	1.75%	November 1, 2010
CRM All Cap Value Fund	Institutional	1.25%	November 1, 2010
	Investor	1.50%	November 1, 2010
	Advisor	1.75%	November 1, 2010
CRM 130/30 Value Fund	Institutional	1.75%	November 1, 2010
	Investor	2.00%	November 1, 2010

IN WITNESS WHEREOF the parties have caused this instrument to be signed on their behalf by their respective officers thereunto duly authorized, and their respective seals to be hereunto affixed, all as of the date first written above.

CRM MUTUAL FUND TRUST

By:
Name:	Ronald H. McGlynn
Title:	Chief Executive Officer

CRAMER ROSENTHAL MCGLYNN, LLC

By:
Name:	Carlos Leal
Title:	Chief Financial Officer